                                                                     EXHIBIT 4.2

                               MEDIUM-TERM NOTES
                      ISSUING AND PAYING AGENCY AGREEMENT


         THIS AGREEMENT dated, as of October 24, 1994 is between Coca-Cola Enterprises Inc. (the "Company") and Chemical Bank (the "Issuing and Paying Agent").

                                  INTRODUCTION

         In 1987, the Company authorized the issuance and began selling notes due from nine months to ten years from date of issue (the "Notes"), and has appointed Salomon Brothers Inc. ("Salomon Brothers"), and Merrill Lynch Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as the placement agents for such Notes (the "Placement Agents") pursuant to the terms of a Private Placement Agreement, dated June 15, 1988, between the Company and the Placement Agents. Fifty-two million two hundred fifty thousand dollars ($52,250,000) in principal amount of the Notes remains outstanding. Morgan Guaranty Trust was originally appointed to act as Issuing and Paying Agent for the Notes, and the Company wishes to appoint Chemical Bank to replace Morgan Guaranty Trust as Issuing and Paying Agent.

                                 DEFINED TERMS

         Terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Private Placement Agreement, including the Exhibits thereto.


         SECTION 1. APPOINTMENT OF ISSUING AND PAYING AGENT. The Company hereby appoints Chemical Bank, effective October 31, 1994 to act on the terms and conditions specified herein, as issuing and paying agent for the Notes, replacing Morgan Guaranty Trust.

         SECTION 2. NOTE FORM; SIGNATURE. The Company will from time to time furnish the Issuing and Paying Agent with an adequate supply of registered Notes, without coupons, serially numbered, which will have the principal amount, date of issue, maturity date, rate of interest and the name and address of the Registered Owner (as hereinafter defined) left blank. Each Note will be signed manually or by facsimile by an Authorized Representative (as hereinafter defined) included in Group I on Exhibit A hereto. The Notes will be substantially in the form of Exhibit B hereto and shall have a maturity of not less than nine months from date of issue and not more than thirty years from date of issue, and shall be issued in the order of the serial numbers imprinted thereon in denominations of $150,000 and any larger denominations in integral multiples of $1,000. The Issuing and Paying Agent will hold such blank Notes in safekeeping.

The aggregate principal amount of Notes to be originally issued and authenticated hereunder shall at no time exceed $1,000,000,000 (One Billion Dollars) in aggregate amount outstanding at any time.

         SECTION 3. AUTHORIZED REPRESENTATIVES. The Company hereby certifies that each person named in Exhibit A hereto is a duly authorized representative of the Company and that the signature set forth opposite such representative's name is his or her true and genuine signature (each such representative and each other representative as to which the Company may hereafter so certify in writing being referred to herein as an "Authorized Representative"). The Issuing and Paying Agent shall be entitled to rely on the information set forth in Exhibit A for purposes of determining an Authorized Representative until such time as the Issuing and Paying Agent receives a subsequent certificate from the Company deleting or amending any of the information set forth therein. The Issuing and Paying Agent shall not have any responsibility to the Company to determine whether any signature on a Note purporting to be that of an Authorized Representative in Group I of Exhibit A is genuine, so long as such signature resembles the specimen signature set forth in Group I of Exhibit A or in a subsequent certificate delivered to the Issuing and Paying Agent. Any Note bearing the signature of a person who is an Authorized Representative in Group I of Exhibit A on the date he signs such Note shall be a binding obligation of the Company upon the completion and countersignature thereof by the Issuing and Paying Agent, notwithstanding that such person shall have ceased to be an Authorized Representative on the date such Note is completed, countersigned or delivered by the Issuing and Paying Agent.

         SECTION 4.  COMPLETION, AUTHENTICATION AND DELIVERY OF NOTES.

         (a) From time to time, the Issuing and Paying Agent shall receive instructions from an Authorized Representative included in Group II on Exhibit A hereto regarding the completion and delivery of Notes. The Issuing and Paying Agent may rely on such instructions if they are received by one of the duly authorized representatives of the Issuing and Paying Agent or their successors which may be named by the Issuing and Paying Agent (of which the Company shall be notified in writing) from time to time, through the use of a facsimile transmission or by telephone from any person purporting to be any of the individuals included in Group II on Exhibit A hereto. Such instructions shall include:

                           (i) Exact name of the person in whose name a Note is to be registered (the "Registered Owner");

                          (ii)  Exact address of the Registered Owner;

                          (iii) Exact address of the Registered Owner for
                 interest payments (including the location and account number of any bank account designated by the Registered Owner to receive payments) if different from (ii) above;

                          (iv) Taxpayer identification number of the Registered Owner;

                          (v)     Principal amount of such Note;

                          (vi)    Interest rate to be borne by such Note;

                          (vii)   Date of maturity of such Note;

                          (viii)  Issue date ("Settlement Date") of such Note;

                          (ix) Amount to be received in payment of such Note;

                          (x)      Delivery instructions; and

                          (xi) The Placement Agent with respect to such Note.

         (b) Upon receipt of the information set forth in subsection (a) above, the Issuing and Paying Agent will confirm by telephone to the Company the principal amount of the Notes issued as of such date hereunder after giving effect to such transaction and to all other transactions of which the Company has given instructions to the Issuing and Paying Agent but which have not yet been settled.

         (c) Upon receipt of such instructions, the Issuing and Paying Agent shall:

                          (i) complete each Note as to its Registered Owner, principal amount, interest rate, date of maturity and issue date;

                          (ii) cause each Note to be manually countersigned by any one of the officers or employees of the Issuing and Paying Agent duly authorized for such purpose;

                         (iii) deliver each Note to the Placement Agent, which delivery may be made, in accordance with the custom prevailing in the market, before actual receipt of payment for the Notes as provided in Section 5 hereof; and

                          (iv) retain one copy of each Note for its record and send to the Company another copy of each such Note.

         (d) Instructions regarding the completion of a Note must be received by the Issuing and Paying Agent not later than 3:00 P.M., New York City time, on the business day next preceding the date on which settlement for the Note is to occur. Telephone instructions given by an Authorized Representative to the Issuing and Paying Agent will be electronically voice-recorded by the Issuing and Paying Agent, and the Company hereby consents to such recording. Should any discrepancy develop with respect to such telephonic instructions, the instructions as recorded and understood by the Agent will be deemed the controlling and proper instructions. All instructions will be confirmed the same day that they are given in writing signed by an Authorized Representative included in Group II on Exhibit A hereto and transmitted by facsimile, telephonically or by other electronic means, but the Issuing and Paying Agent shall not delay in taking any action hereunder pending receipt of such written confirmation.

Notwithstanding the foregoing, the Issuing and Paying Agent shall not be required to authenticate any original issuance of Notes under this Agreement until it has received a legal opinion from counsel to the Company to the effect that such Notes do not require registration under the Securities Act of 1933, as amended (the "Securities Act"), and that the qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939 (the "Trust Indenture Act") is not required.

         SECTION 5. PROCEEDS OF SALE OF THE NOTES. The Issuing and Paying Agent will deliver Notes to the Placement Agent on or prior to the settlement date as provided in Section 4(c) (iii) hereof. Payment for Notes shall be made on the settlement date in immediately available funds and shall be credited to the designated bank account maintained by the Company with the Issuing and Paying Agent for that purpose. The Issuing and Paying Agent shall remit to the Company advices reflecting all debits and credits to such bank account.

         SECTION 6. PAYMENT OF INTEREST. Interest payments will be made on each May 1 and November 1 and at maturity. All such interest payments (other than interest due at maturity) will be paid to the registered holder of such Note at the close of business on the April 15 or October 15 next preceding the May 1 or November 1, as applicable, on which an interest payment is due. Notwithstanding the foregoing, if a Note is dated between the fifteenth day of the month next preceding a May 1 or November 1 interest payment date and such interest payment date, the first payment of interest on such Note will be made on the next succeeding May 1 or November 1, respectively. Interest will begin to accrue on the settlement date and not from the previous interest payment date. Interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. All interest payments on any Note (other than interest due at maturity) will be made by the transfer of immediately available funds to such account at a bank in New York City (or other bank consented to by the Company) as the holder of such Note shall have designated, or at such holder's option or in the absence of any such designation, by check of the Issuing and Paying Agent mailed by the Issuing and Paying Agent to the person in whose name the Note is registered at such holder's address as shown in the register referred to in Section 11, or at such other place as such holder shall designate to the Issuing and Paying Agent in writing. The Issuing and Paying Agent will withhold taxes, if any, on interest to the extent that such agent has been instructed by the Company that any taxes should be withheld.

         SECTION 7. PAYMENT OF PRINCIPAL. Upon maturity of any Note and upon presentation of any Note on or after the maturity date thereof, the Issuing and Paying Agent shall pay, subject to the receipt of funds as provided in Section 10 hereof, the principal amount of the Note together with accrued interest due at maturity either (i) by transfer of immediately available funds to such account at a bank in New York City (or other bank consented to by the Company) as the holder of such Note shall have designated, or (ii) by check of the Issuing and Paying Agent payable to the order of the Registered Owner of the Note or its properly designated assignee or custodian. The Issuing and Paying Agent will cancel the Note and remit it directly to the Company.

         SECTION 8. DESIGNATION OF ACCOUNTS TO RECEIVE PAYMENT. A bank account may be designated to the Issuing and Paying Agent to receive payments of interest and principal under Sections 6 and 7 hereof either (i) by an Authorized Representative in the authentication instructions given by it to the Issuing and Paying Agent under Section 4(a) hereof in respect of a particular purchase of Notes, or (ii) in the event that the authentication instructions make no designation, or that the Registered Owner wishes to change a designation previously made, by written notice from the Registered Owner to the Issuing and Paying Agent. Such written notice must be provided to the Issuing and Paying Agent not later than fifteen days prior to any payment date.

         SECTION 9. INFORMATION REGARDING AMOUNTS DUE. The Issuing and Paying Agent shall provide to the Company, at least five business days before each May 1 and November 1 on which interest is payable, a list of interest payments to be made on the following May 1 and November 1 for each Note and in total. The Issuing and Paying Agent will provide to the Company by the fifteenth day of each month a list of the principal and interest to be paid on Notes maturing in the next succeeding month.

         SECTION 10. DEPOSIT OF FUNDS. The Company shall, at least one business day prior to each May 1 or November 1 on which interest is payable (an "Interest Payment Date"), pay to the Issuing and Paying Agent an amount in New York Clearing House or similar next day funds sufficient to pay all interest due on Notes on such Interest Payment Date and shall, at least one business day prior to the maturity date of any Note, pay to the Issuing and Paying Agent an amount in New York Clearing House or similar next day funds sufficient to pay the principal of any such Note and interest accrued to the maturity date; PROVIDED, HOWEVER, that the Company may make such payments to the Issuing and Paying Agent on an Interest Payment Date or maturity date, if made in immediately available funds.

         SECTION 11.  REGISTRATION; TRANSFER.

         (a) The Issuing and Paying Agent shall maintain a register in which it shall register the names, addresses and taxpayer identification numbers of the holders of the Notes and shall register the transfer of Notes.

         (b) The Issuing and Paying Agent shall not register the attempted transfer of any Note unless it has received (i) the written consent of the Company or a Placement Agent to such transfer which consent shall contain a representation that such transfer complies with clause (ii) below, and then shall register such transfer only in accordance with the conditions of such consent and (ii) if transfer is to be made other than to the Company or a Placement Agent or through a Placement Agent to an institutional purchaser which is an "accredited investor" (as defined in Regulation D under the Securities Act) and whose name appears on a list maintained by the Placement Agent, a legal opinion from counsel to the transferor satisfactory to the Issuing and Paying Agent that such Note is not a note requiring registration under the Securities Act and that this Agreement is not an indenture requiring qualification under the Trust Indenture Act.

         (c) All Notes presented for registration of transfer shall be duly endorsed or be accompanied by appropriate written instruments of transfer.

         (d) If any Note is presented for transfer the new Note shall be dated as of the Interest Payment Date immediately following the most recent Record Date, except as provided below.

                 (i) If no interest has been paid on the Note to be transferred, the Note to be issued upon transfer shall be dated as of the date of the Note presented for transfer; and

                 (ii) If interest is overdue on the Note to be transferred (other than a Note on which no interest has been paid), the Note to be issued upon transfer shall be dated as of the last Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 12. PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Issuing and Paying Agent nor any agent of the Company or the Issuing and Paying Agent shall be affected by notice to the contrary.

         SECTION 13. MUTILATED, LOST, STOLEN OR DESTROYED NOTES. In case any Note shall become mutilated or destroyed, lost or stolen, and upon the satisfaction by the applicant of the requirements of this Section for a substituted Note, the Company shall execute, and upon its request the Issuing and Paying Agent shall authenticate and deliver, a new Note having a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note or in lieu of any substitution for the Note destroyed, lost or stolen. In the case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Company and to the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless. Such applicant shall also furnish to the Company and to the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In the case of mutilation, the applicant for a substituted Note shall surrender such mutilated Note to the Company or to the Issuing and Paying Agent for cancellation thereof. The Issuing and Paying Agent may authenticate any such substituted Note and deliver the same upon the written request or authorization of any Authorized Representative. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any expense connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a Mutilated Note) if the applicant for such payment shall furnish the Company and the Issuing and Paying Agent with such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Note and of the ownership thereof. All applications under this Section shall be processed by the Issuing and Paying Agent.

         SECTION 14. RETURN OF UNCLAIMED FUNDS. Any money deposited with the Issuing and Paying Agent and remaining unclaimed for two years after the date upon which the last payment or principal or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Company by the Issuing and Paying Agent on demand, and the Holder of any Note to which such deposit related entitled to receive payment shall thereafter look only to the Company for the payment thereof, and all liability of the Issuing and Paying Agent with respect to such money shall thereupon cease.

         SECTION 15. RESIGNATION OR REMOVAL OF ISSUING AND PAYING AGENT. The Issuing and Paying Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall not be less than three months after receipt of such notice by the Company. The Issuing and Paying Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when such removal is intended to become effective. Such resignation or removal shall take effect upon such date provided above.

         SECTION 16. RELIANCE ON INSTRUCTIONS. The Issuing and Paying Agent shall incur no liability to the Company in acting hereunder upon instructions contemplated hereby which the Issuing and Paying Agent believed in good faith to have been properly given. In the event a discrepancy exists between the instructions as originally received by the Issuing and Paying Agent and any subsequent written confirmation thereof, such original instructions will be deemed controlling provided the Issuing and Paying Agent gives notice to the Company of such discrepancy promptly upon receipt of such written confirmation.

         SECTION 17. CANCELLATION OF UNISSUED NOTES. Promptly upon the written request of the Company, the Issuing and Paying Agent shall cancel and return to the Company all unissued Notes in its possession.


         SECTION 18. REPRESENTATION AND WARRANTIES OF THE COMPANY. Each instruction given to the Issuing and Paying Agent in accordance with Section 4 hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Company that the issuance and delivery of the Notes have been duly and validly authorized by the Company and, when completed, countersigned and delivered pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Company.

         SECTION 19. FEES. For its services under this Agreement, the Issuing and Paying Agent shall be entitled to compensation established in accordance with the schedule set forth as Exhibit C hereto, which schedule may be subject to revision from time to time by the Issuing and Paying Agent upon thirty days' prior written notice to the Company.

         SECTION 20.  NOTICES.

         (a) All communications by or on behalf of the Company relating to the completion, delivery or payment of the Notes are to be directed to the Issuing and Paying Agent, Chemical Bank, 450 West 33rd Street, Medium Term Note Department, New York, NY 10001. The Company will send all Notes to be completed and delivered by the Issuing and Paying Agent to such Corporate Trust Security Window. The Issuing and Paying Agent will advise the Company from time to time of the individuals generally responsible for the administration of this Agreement.

         (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

         if to the Company:

                 Coca-Cola Enterprises Inc.
                 P.O. Box 723040
                 Atlanta, Georgia 31139-0040
                 Attention: Treasurer

         if to the Issuing and Paying Agent:

                 Chemical Bank
                 450 West 33rd Street
                 15th Floor
                 Agency Administration
                 New York, New York 10001

         SECTION 21. INFORMATION FURNISHED BY THE ISSUING AND PAYING AGENT. Upon the reasonable request of the Company, given at any time and from time to time, the Issuing and Paying Agent shall promptly provide the Company with information with respect to Notes issued hereunder to the extent such information is reasonably available.

         SECTION 22. LIABILITY. Neither the Issuing and Paying Agent nor its officers or employees shall be Liable to the Company for any act or omission hereunder except in the case of negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be Liable except for the negligent performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its officers or employees shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement to which the Company is a party (whether or not the Issuing and Paying Agent is also a part. to such other agreement). Anything in this agreement to the contrary notwithstanding, in no event shall Chemical Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Chemical Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 23. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Issuing and Paying Agent, its officers and its employees from and against all liabilities, Losses and expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions in any capacity hereunder, except Liabilities, Losses and expenses caused by the negligence or willful misconduct of the Issuing and Paying Agent, its officers or its employees. This indemnity shall survive termination of this Agreement.

         SECTION 24. APPOINTMENT OF PLACEMENT AGENTS. Merrill Lynch and Salomon Brothers are appointed as Placement Agents for the Notes.

         SECTION 25. PRIVATE PLACEMENT AGREEMENT. The Company has entered into the Private Placement Agreement with Merrill Lynch and Salomon Brothers, and the Private Placement Distribution Agreement between the Company and Merrill Lynch dated November 10, 1987 has been terminated.

         SECTION 26. BENEFIT OF AGREEMENT. This Agreement is solely for the benefit of the parties hereto and the Note holders and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

         SECTION 27. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.


                                 COCA-COLA ENTERPRISES INC.




                                     VICKI G. ROMAN
                                 By:-----------------------------
                                     Vicki G. Roman
                                     Vice President and Treasurer





                                 CHEMICAL BANK OF
                                    NEW YORK



                                    LISA J. PRICE
                                 By:-----------------------------
                                    Vice President
                                                 [Name & Title]

                                                                       EXHIBIT A

                           AUTHORIZED REPRESENTATIVES
                         OF COCA-COLA ENTERPRISES INC.



                                    Group I



Name                                                    Signature


John R. Alm                                JOHN ALM
                                           ------------------------------



                                    Group II


Name                                                    Signature


Vicki G. Roman                             VICKI G. ROMAN
                                           ------------------------------

Joyce King-Lavinder                        JOYCE KING-LAVINDER
                                           ------------------------------

                                                                       EXHIBIT B

- --------------------------------------------------------------------------------------------------------------
NOTE NUMBER                |     AGENT'S NAME                                  |
FXR-                       |                                                   |
- -------------------------------------------------------------------------------| COCA-COLA ENTERPRISES INC.
PRINCIPAL AMOUNT           |     ORIGINAL ISSUE DATE     |   AGENT'S COMMISSION|
$                          |                             |                     |
- --------------------------------------------------------------------------------------------------------------
MATURITY DATE | TRADE DATE |   INTEREST RATE    | TAXPAYER'S ID                        |  TRANSFERRED
              |            |                    | OR SOC. SEC. NO.                     |
              |            |                    | OF PURCHASER                         |
              |            |                    |                                      |
- --------------------------------------------------------------------------------------------------------------
REDEMPTION DATE(S) | REDEMPTION PRICE(S)  | REPAYMENT DATE(S)   | REPAYMENT PRICE(S)|    FIXED RATE
                   |                      |                     |                   |    MEDIUM-TERM
- ------------------------------------------------------------------------------------|       NOTE
NAME AND ADDRESS OF REGISTERED OWNER                                                |
                                                                                    |PAYING AGENT-TRUSTEE
                                                                                    |   CHEMICAL BANK
                                                                                    |  55 WATER STREET
                                                                                    | NEW YORK, N.Y. 10041
- -------------------------------------------------------------------------------------------------------------
CUSTOMER COPY  RETAIN FOR TAX PURPOSES  THE TIME OF THE TRANSACTION    PLEASE SIGN AND RETURN   SEE REVERSE
                                          WILL BE FURNISHED UPON       ENCLOSED RECEIPT           SIDE
                                     WRITTEN REQUEST OF THE CUSTOMER
- -------------------------------------------------------------------------------------------------------------

No. FXR-

                           COCA-COLA ENTERPRISES INC.
                          FIXED RATE MEDIUM-TERM NOTE

INTEREST RATE:               ORIGINAL ISSUE DATE:         MATURITY DATE:
                                                       PRINCIPAL AMOUNT:

       COCA-COLA ENTERPRISES INC. (the "Company"), FOR VALUE RECEIVED, hereby promises to pay to:





or registered assigns, the Principal Amount of                         DOLLARS
on the Maturity Date shown above and to pay interest in arrears (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Amount hereof, from the Original Issue Date of this Note until the Principal Amount hereof has been paid in full, at the Interest Rate per annum shown above, in consecutive semiannual payments on the 1st day of November in each year, and at maturity, commencing with the interest payment date next succeeding the Original Issue Date. Notwithstanding the foregoing, the first payment of interest on this Note, if it is issued and dated after the 15th day of the calendar month next preceding a May 1 or November 1 interest payment date and such interest payment date, will be due and payable on the next succeeding November 1 or May 1.

       Interest payable on any interest payment date other than at maturity shall be payable to the person in whose name this Note is registered at the close of business on the 15th day of the month next preceding the month in which such interest payment is due. Interest payable at maturity shall be payable to the person to whom the principal of this Note shall be payable.

       Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments of interest other than interest payable at maturity will be made by check mailed to the registered holder hereof at the address shown in the register maintained by the Company at the office of Chemical Bank (the "Issuing and Paying Agent") for such purpose or, at the option of the registered holder hereof, to such other place in the United States of America as the registered holder hereof shall designate to the Company in writing.

       The principal amount hereof and interest due at maturity, will be paid upon maturity in immediately available funds against presentation of this Note at the office of the Issuing and Paying Agent in New York, New York (as of the date of this Note, such office being located at Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Bldg. New York, NY 10041), or at such other office or agency of the Company as the Company shall designate by written notice to the registered holder of this Note. The Company may treat the person in whose name this Note is registered as the owner of such Note for the purpose of receiving payments of principal and interest on this Note and for all other purposes whatsoever. The Company shall not be obligated to register any transfer of this Note made without compliance with the restrictions on transfer set forth above.

       In any case where any interest payment date or the Maturity Date shall not be a Business Day then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or the Maturity Date, and no interest shall be payable on the amount so payable for the period from and after such interest payment date or the Maturity Date, as the case may be.

       This Note has been issued by the Issuing and Paying Agent on behalf of the Company pursuant to the Issuing and Paying Agency Agreement dated as of October 24, 1994 between the Issuing and Paying Agent and the Company (the "Issuing and Paying Agency Agreement"). Notes which have been or may be issued pursuant to the Issuing and Paying Agency Agreement are referred to herein as the "Notes."

       This Note is not redeemable or subject to voluntary prepayment.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       All notices to the Company under this Note shall be in writing and addressed to the Company at One Coca-Cola Plaza, N.W., Atlanta, Georgia

30313, Attention: Treasurer, or to such other address of the Company as the Company may notify the registered holder of this Note.

       This Note is not valid for any purpose unless countersigned by Chemical Bank, as Issuing and Paying Agent.

       This Note shall be governed by the laws of the State of New York.

Dated:                                            COCA-COLA ENTERPRISES INC.

COUNTERSIGNED FOR AUTHENTICATION ONLY:

CHEMICAL BANK,                                            JOHN R. ALM
AS ISSUING AND PAYING AGENT

BY                                                   CHIEF FINANCIAL OFFICER
               AUTHORIZED OFFICER

                           COCA-COLA ENTERPRISES INC.
                              CORPORATE SEAL 1986
                                    DELAWARE

[REVERSE SIDE OF NOTE]

       Restrictions on Liens: The Company will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any Secured Debt (as defined below) without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guaranty of any such Secured Debt, that this Note (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with this Note and then existing or there after created) shall be secured equally and ratably with or prior to such Secured Debt so long as such Secured Debt shall be secured. The term "Secured Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any Mortgage. The term "Mortgage" or "Mortgages" means any mortgage, pledge, lien, security interest or other encumbrance upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired). The foregoing restrictions shall not apply to:

                  (1) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                  (2) Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by the Company or a Restricted Subsidiary or existing as of October 2, 1987;

                  (3) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement on such property or stock by the Company or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, within 90 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

                  (4) Mortgages securing Secured Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

                  (5) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety in the Company or a

       Restricted Subsidiary;

                  (6) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                  (7) any extension, renewal or replacement for successive extensions, renewals or replacements in whole or in part of any Mortgage referred to in the foregoing clauses (1) through (6), inclusive; provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).

       Notwithstanding the foregoing provisions, the Company and any one or more Restricted Subsidiaries may, without securing this Note, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clause
(1) through (7) above), does not at the time exceed 10% of the stockholders' equity of the Company and its consolidated Subsidiaries as shown on the financial statements of the Company as of the end of the fiscal year preceding the date of determination.

       Restrictions on Sale and Leaseback Transactions: The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction (as defined below) unless:

                  (1) the Company or such Restricted Subsidiary would be entitled, pursuant to the above restrictions with respect to the creation of liens ("Lien Restrictions"), to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt (as defined below) in respect of such arrangement without equally and ratably securing this Note; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the Lien Restrictions to be Secured Debt subject to the provisions of the Lien Restrictions; or

                  (2) since October 2, 1987 and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, the Company or such Restricted Subsidiary, as the case may be, has expended, or will expend, for the Principal Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in clause (3) of this paragraph; or

                  (3) such Sale and Leaseback transaction does not come within the exceptions provided by clause (1) of this paragraph and the Company does not make the election permitted by clause (2) of this paragraph or makes such election only as to a part of such net proceeds, in either of which event the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under clause (2) of this paragraph) to the retirement, within 90 days of the effective date of any such arrangement, of indebtedness for borrowed money of the Company or any Restricted Subsidiary (other than indebtedness for borrowed money of the Company which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity and that, at the option of the Company, such indebtedness may include the Notes).

       The term "Attributable Debt" in respect of a Sale and Leaseback Transaction means the present value (discounted at the interest rate borne by the Notes compounded semiannually) of the obligation of a lessee for net rental payments during the remaining term or any lease (including any period for which such lease has been extended).

       The term "Business Day" as used in this Note means any day which is not a Saturday or a Sunday and which is neither a legal holiday nor a day on which bank institutions are authorized or required by law or regulation to close in the City of New York.

       The term "Principal Property" means each bottling plant or facility of the Company or a Restricted Subsidiary located within the United States of America (other than its territories and possession) or Puerto Rico, except any such bottling plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries.

       The term "Subsidiary" means any corporation of which stock having by its terms ordinary voting power to elect at least a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

       The term "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located or substantially all of the business of which is carried on, within the United States of America, the District of Columbia or Puerto Rico and (ii) which owns or leases any Principal Property.

       The term "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

       Events of Default: The registered holder of this Note may, by notice in writing to the Company, accelerate the maturity of this Note upon the occurrence of one or more of the following Events of Default. An "Event of Default" occurs if:

                (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity;

                (3) the Company fails to comply with any of its other agreements in this Note and the Default continues for the period and after the notice specified below;

                (4) there shall be a default under any bond, debenture, note or other evidence of indebtedness for borrowed money or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guarantee of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be incurred or created, and as a result of such default such indebtedness has by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee of payment or such other evidence of indebtedness, become due prior to its stated maturity and such default continues for a period of 7 days after the date upon which such indebtedness has become due prior to its stated maturity; provided, however, that no Default shall exist if all such defaults do not relate to such indebtedness or such guarantees with an aggregate principal amount in excess of $15,000,000;

            (5) the Company pursuant to or within the meaning of any Bankruptcy Law;

                 (A) commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its
            creditors: or

            (6) a court of competent jurisdiction enters an order of decree under any Bankruptcy Law that;

                 (A) is for relief against the Company in an involuntary case,

                 (B) appoints a Custodian of the Company or for all or
            substantially all of its property, or

                 (C) orders the liquidation of the Company,

       and the order or decree remains unstayed and in effect for 90 days.

       The term "Default" means any event which is, or after notice or passage of time would be, an Event of Default. The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       A Default under clause (3) is not an Event of Default until the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure the Default within 80 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a Default is cured, it stops continuing.

       The Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person unless:

                (1) either the Company shall be the resulting or surviving entity, or such successor person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia and such person expressly assumes all the obligations of the Company under the Notes (in which case all such obligations of the Company shall terminate upon the assumption of such obligations by the successor person), and

                (2) immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

                                                                       EXHIBIT C


                                FEE SCHEDULE FOR
                           COCA-COLA ENTERPRISES INC.
                           PRIVATE PLACEMENT PROGRAM


I.  Acceptance Fee                                     Waived


II. Annual Administration Fee

    A.  Current Outstanding                            $3,000

    B.  Additional Issues or Shares                    $1,500/Issue

        The annual fee covers the administrative responsibilities as Registrar and Paying Agent and duties under the provisions of the agreements. Payable annually in advance.

    C.  Out of Pocket Expenses                          As Incurred


III.    Transaction Fees

        Assumes less than 20 bondholders and less than 10 transfers per year.


IV.     Notes

        1. Our proposed fees are contingent upon standard review and acceptance of the appropriate documentation.

        2. Our proposed fees assumes that funds for interest and principal payments are received by the bank in available funds no later than on payment date.

        3. Fees for services not contemplated on this schedule will be provided upon request.

        4. Out-Of-Pocket expenses include, but are not limited to legal expenses, postage, special stationery, telecommunications, etc.